Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated January 9, 2017, relating to the financial statement of Liberty Oilfield Services Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

February 14, 2017